UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2015 (February 6, 2015)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 6, 2015, the Office of the Comptroller of the Currency provided written notice of its approval for the conversion of People’s United Bank (the “Bank”) from a federally-chartered savings bank to a national banking association under the name “People’s United Bank, National Association.” The Bank is a wholly owned subsidiary of People’s United Financial, Inc. (the “Company”). The Company believes that the national bank charter is better aligned with the Bank’s commercial banking business model. Conversion to the new charter is expected to become effective later this month.

On December 16, 2014, the Company received written notice from the Federal Reserve Bank of New York (the “FRB”), notifying the Company of the FRB’s approval of the Company becoming a bank holding company, contingent on consummation of the Bank’s charter conversion. The Company will become a bank holding company effective concurrently with the conversion.

The information contained in this Form 8-K with respect to Item 7.01 is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: February 9, 2015	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	First Vice President and Corporate Counsel

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